Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY ANNOUNCES SELECTED PRELIMINARY 2015 FINANCIAL RESULTS AND REAFFIRMS 2016 GUIDANCE
Company anticipates 2015 revenue to exceed previous guidance

Seattle, WA - January 11, 2016 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced selected preliminary 2015 financial results. The 2015 anticipated results presented in this release are based on preliminary financial data and are subject to change until the year-end financial reporting process is complete.

Based on preliminary results, total revenue for 2015 is expected to be about $720-725 million, higher than the previously provided guidance, and the Company expects to be solidly profitable on both a GAAP and non-GAAP basis for 2015.

As of Dec. 31, 2015, cash and investments are expected to total about $285 million.

“We had another great year in 2015, with record revenue and strong profitability,” said Peter Ungaro, president and CEO of Cray. “We expect to outperform our previously provided 2015 revenue guidance and are maintaining our previous 2016 revenue guidance.  With strong momentum building throughout our business, including an expanding presence in the commercial market across each of our offerings, we’re well positioned to deliver continued growth into the future.”

For 2016, while a wide range of results remains possible, the Company is maintaining the outlook provided in its most recent quarterly earnings release, which included expecting revenue to be in the range of $825 million.

Separately, we recently entered into an expanded credit agreement with Wells Fargo Bank for a $50 million revolving line of credit. The facility is intended to support general corporate purposes. We do not have any current plans to draw on the facility. For more information please refer to the Form 8-K filed with the SEC today.

About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that changes to these preliminary results will be required as a result of completing the financial reporting closing process and financial audit, the risk that Cray will not be able to secure orders for Cray systems to be accepted in 2016 when or at the levels expected, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels, the risk that planned future third-party processors are not available with the performance expected or when expected, the risk that certain customers do not make expected future optional purchases under their current contracts and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended September 30, 2015, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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Cray is a federally registered trademark of Cray Inc. in the United States and other countries.

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